Exhibit 10.3

STOCK PLEDGE AND SECURITY AGREEMENT

THIS STOCK PLEDGE AND SECURITY AGREEMENT (“Pledge Agreement”) is made and entered into on this 7th day of September, 2012, by and between PREMIER FINANCIAL BANCORP, INC., (“Pledgor”), a Kentucky corporation serving as a bank holding company under the Bank Holding Company Act of 1956, as amended for CITIZENS DEPOSIT BANK and TRUST COMPANY, INC., Vanceburg, Kentucky (“Bank”) and (b) THE BANKERS’ BANK OF KENTUCKY, INC., a Kentucky banking organization with principal office and place of business in Frankfort, Kentucky (the “Bankers’”).

PRELIMINARY STATEMENT

A.  Pursuant to that certain Loan Agreement of even date herewith, between Pledgor and Bankers’, Bankers’ has agreed to enter into a Loan for Pledgor, such Loan from Bankers’ being evidenced by a Promissory Note of even date herewith, made by Pledgor, payable to the order of Bankers’ (the “Note”).

B.  Pledgor hereby agrees that the payment of the Note shall be secured by this Pledge Agreement and acknowledge that Bankers’ would not have entered into the Loan without Pledgor becoming a party to this Pledge Agreement.

C.  Pledgor acknowledges the above and enters into this Pledge Agreement to provide collateral to the Loan.

NOW, THEREFORE, in consideration of the Loan made contemporaneously herewith by Bankers’ to Pledgor, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the Pledgor and Bankers’ hereby agree as follows:

1.  Definitions.  The capitalized terms and phrases not otherwise defined herein shall have the meanings given them in the Loan Agreement, and the following terms or phrases shall have the following meanings:

1.1 “Event of Default” shall have the meaning set forth in Section 10 of this Pledge Agreement.

Exhibit 10.3 (continued)

1.2 “Pledged Shares” means the 559,800 shares of the authorized issued and outstanding Common Capital Stock of Bank, One ($1.00) Dollar par value, which constitutes One Hundred (100%) Percent of the outstanding common stock of said Bank.

2.  Grant of Security Interest.

2.1  The Pledgor hereby pledges and assigns to Bankers’, and hereby grants to Bankers’ a security interest in, the Pledged Shares, and it is agreed between the Parties that this security interest shall be on an equal par with, and pari passu with, on a percentage basis, that security interest referred to in Section 4.2 below.  The Pledgor further grants to Bankers’ a security interest in any and all stock rights, rights to subscribe, liquidating dividends, dividends paid in stock, new securities or any other property to which the Pledgor is or may hereafter become entitled to receive on account of the Pledged Shares owned by the Pledgor.  If the Pledgor receives additional property of such nature, the Pledgor shall immediately deliver such property to Bankers’, to be held by Bankers’ pursuant to this Pledge Agreement.

2.2  The Pledgor hereby grants a security interest in the Pledgor’s share of all  proceeds of any sale or other disposition of the Pledged Shares.

3.  Secured Obligations.  Pledgor has granted to Bankers’ a security interest in the collateral to secure (a) the payment of the entire unpaid principal of, and all interest now accrued or hereafter to accrued or hereafter to accrue on, the Note and all costs and expenses, including, without limitation, reasonable attorneys’ fees now or hereafter incurred by Bankers’ in enforcing the Loan Agreement, the Note and this Pledge Agreement, and (b) the performance of all other covenants, agreements and obligations of the Pledgor set forth herein and in the Loan Agreement and the documents supplemental thereto.

4.  Representations and Warranties.  To induce Bankers’ to enter into the Loan Agreement, and to make the Loan to Pledgor, Pledgor hereby represents and warrants to Bankers’ as follows, which representations and warranties shall survive the execution and delivery of this Pledge Agreement and the delivery of the Pledged Shares to Bankers’:

4.1           The Pledgor has the full right, power and authority to enter into and perform this Pledge Agreement.  This Pledge Agreement has been duly entered into and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally, and by the application of usual equitable principles where equitable principles are sought.

4.2           The Pledgor has good and marketable title to the Pledged Shares represented to be owned by the Pledgor, and the Pledged Shares are not subject to any lien, charge, pledge, encumbrance, claim or security interest of any nature whatsoever, other than that security interest under that Stock Pledge and Security Agreement dated September 8, 2010, and that Loan Modification Agreement dated August 16, 2012, all between the Parties hereto.

Exhibit 10.3 (continued)

4.3           The Pledged Shares are fully paid and nonassessable.

4.4           Pledgor has not entered into any stock restriction, voting agreement, proxy or purchase agreement with respect to the Pledged Shares which would in any way restrict the sale, pledge or other transfer of the Pledged Shares or of any interest in or to the Pledged Shares.

5.  Duration of Security Interest.  Bankers’ shall hold the Pledged Shares upon the terms and provisions of this Pledge Agreement and the security interest in the Pledged Shares granted to Bankers’ pursuant to this Pledge Agreement shall continue until Note has been paid in full to Bankers’.

6.  Maintaining Freedom from Liens.  Pledgor shall keep the Pledged Shares owned by such Pledgor free and clear of all liens and encumbrances except as specified herein, and shall pay all amounts, including taxes, assessments or charges, which might result in a lien against the Pledged Shares if left unpaid, unless the Pledgor, all at the Pledgor’s expense, is contesting any such amount in good faith by an appropriate proceeding timely instituted and which shall operate to prevent the collection or satisfaction of the lien or amount so contested.  If Pledgor fails to pay such amounts and is not contesting the validity of amount thereof in accordance with the preceding sentence, Bankers’ may, but is not obligated to, pay such amounts, and such payment shall be conclusive evidence of the legality or validity thereof.

7.  Certain Rights Respecting the Pledged Shares.

7.1 Pledgor shall continue to be the sole owner of the Pledged Shares represented to be owned by such Pledgor, and may exercise all voting rights with respect to the Pledged Shares owned by such Pledgor, so long as no Event of Default has occurred and is continuing.

7.2 Pledgor shall not sell, transfer or attempt to sell or transfer the Pledged Shares, or any part thereof or interest therein, without the prior express written consent of Bankers’.  Any such consent of Bankers’ shall not constitute the release by Bankers’ of its security interest in the Pledged Shares so sold or transferred, and any such sale or transfer consented to by Bankers’ shall transfer the Pledged Shares, subject to the security interest therein of Bankers’ created pursuant to this Pledge Agreement.

7.3 Bankers’, at its option upon the occurrence of any Event of Default, and so long as such Event of Default exists, may exercise all voting rights and privileges whatsoever with respect to the Pledged Shares, and to that end, Pledgor hereby constitutes any executive officer of Bankers’ as such Pledgor's proxy and attorney-in-fact for all purposes of voting the Pledged Shares represented to be owned by such Pledgor at any annual, regular or special meeting of shareholders of Bank, and this appointment shall be deemed coupled with an interest and is and shall be irrevocable until the Note has been fully paid and performed to Bankers’, and all persons whatsoever shall be conclusively entitled to rely upon any oral or written certification of Bankers’ that it is entitled to vote the Pledged Shares.  Pledgor shall execute and deliver to Bankers’ any additional proxies and powers of attorney that Bankers’ may desire in its own name to effectuate the provisions of the Loan Agreement and this Pledge Agreement.

Exhibit 10.3 (continued)

8.  Issuance or Acquisition of New Stock or Sale of Treasury Shares, Mergers, Sales and Other Distribution of Assets.   Until the Note has been paid and performed in full to Bankers’, Pledgor shall not vote in favor of permitting Bank (a) to issue new shares of its capital stock, or any options, subscription rights or warrants with respect thereto, (b) to sell any treasury shares, (c) to merge into or with, or consolidate with, any other entity, (d) to sell or otherwise transfer any material part of its assets, or (e) to liquidate or dissolve or take any action with a view toward liquidation or dissolution.

9.  Delivery of Certificates and Stock Powers.  Pledger shall have delivered, or shall deliver to Bankers’, and Bankers’ shall be entitled to possess, the share certificates evidencing the Pledged Shares represented to be owned by the Pledgor and an executed blank stock power with respect to each such share certificate.  If for any reason Pledgor acquires any interest in any additional Capital Stock of Bank, Pledgor shall immediately deliver certificates representing that stock and a blank stock power for those certificates to Bankers’, to be held by Bankers’ in the same manner as the Pledged Shares, and that stock shall be pledged under this Pledge Agreement and shall constitute a part of the Pledged Shares.

10.  Event of Default.  The following shall each constitute an “Event of Default” hereunder:

10.1           If any principal or interest on the Note shall not be paid in full punctually when due and payable and shall remain unpaid for a period of ten (10) days after written notice of such default has been given to Pledgor.

10.2  If Pledgor breaches, violates or fails to perform or observe any covenant, obligation, agreement, condition or other provision contained in this Pledge Agreement, and the same is not cured to the satisfaction of Bankers’ within thirty (30) days after Bankers’ has specified such default in a written notice delivered to the Pledgor.

10.3  If any representation or warranty or other statement of fact contained herein or in any related writing furnished to Bankers’ in connection with the transaction contemplated hereby shall be false or misleading in any material respect as of the date of this Pledge Agreement and shall continue to be false or misleading in any material respect, or shall omit to state a material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which made, not misleading as of the date of this Pledge Agreement, whether or not made with knowledge of the same, and such omission to state a material fact shall not have been corrected.

10.4           The occurrence of any Event of Default under the Loan Agreement.

11.  Remedies.

11.1  Upon the occurrence of any Event of Default, Bankers’ may, at its option, declare the Note, to be immediately due and payable, may exercise the rights with respect to the Pledged Shares contemplated in Section 7 of this Pledge Agreement, and, in addition to exercising all other rights or remedies, proceed to exercise with respect to the Pledged Shares all rights, options and remedies of a secured party upon default as provided for under the Uniform Commercial Code as enacted in the Commonwealth of Kentucky.

Exhibit 10.3 (continued)

11.2           The rights of Bankers’ upon the occurrence of any Event of Default shall include, without limitation, the following:

(a)  The right to the immediate possession of Pledged Shares not then in Bankers’ possession without requirement of notice or demand or of any legal process.

(b)  The right to sell the Pledged Shares at public or private sale and in one or more lots, and in any order or sequence.  Bankers’ shall be entitled to apply the proceeds of any such sale to the satisfaction of the Note, and to meet the obligations secured by those documents referred to in Paragraph 4.2 hereof, pro rata,  and to expenses incurred in realizing upon the Pledged Shares in accordance with the Uniform Commercial Code as enacted in the Commonwealth of Kentucky; provided, however, Bankers’ may, but shall not be obligated to, postpone the time of any proposed sale of any of the Pledged Shares, or any part thereof, and may change the time and/or place of such sale, subject to the obligation of Bankers’ to give the Pledgor notice of such new time and/or place of the Pledged Shares, or any part thereof, as applicable, as provided in Section 18.1 below.  In the event Bankers’ sells the Pledged Shares, or any part thereof on credit or for future delivery, which may be elected by Bankers’ at its sole discretion, the Pledged Shares so sold may, at Bankers’ sole option, be transferred and/or delivered to the purchaser thereof or retained by Bankers’ until the purchase price thereof has been paid by the purchaser.

(c)  The right to recover the reasonable expenses of Bankers’ in enforcing the Loan Agreement and this Pledge Agreement, preparing for sale and selling the Pledged Shares and other like expenses, together with court costs and reasonable attorneys’ fees incurred by Bankers’.

(d)  The right to proceed by appropriate legal process at law or in equity to enforce any provision of this Pledge Agreement or in aid of the execution of any power of sale, or for foreclosure of the security interest of Bankers’ in the Pledged Shares, or for the sale of the Pledged Shares under the judgment or decree of any court.

(e)  In furtherance of the rights and remedies of Bankers’ upon the occurrence of an Event of Default, Pledgor hereby constitutes any officer of Bankers’ as Pledgor’s proxy and attorney-in-fact to complete, execute and file with the Securities and Exchange Commission, if such filing be required by law, one or more notices of proposed sale of securities pursuant to Rule 144 under the Securities Act of 1933, as amended, and this appointment shall be deemed coupled with an interest, and is and shall be irrevocable, until the Note has been paid and performed in full to Bankers’.

12.  Exercise of Remedies.  The rights and remedies of Bankers’ shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

Exhibit 10.3 (continued)

13.  Waiver.  Pledgor hereby waives any claim arising by reason of (a) the fact that the price or prices for which the Pledged Shares or any part thereof is sold at any private sale or sales is less than the price which would have been obtained at a public sale or sales or is less than the amount of the Note, (b) any reasonable delay by Bankers’ in selling the Pledged Shares following the occurrence of an Event of Default, including, without limitation, any delays in selling the Pledged Shares resulting from the compliance by Bankers’ with applicable federal and state securities laws, even if the price of the Pledged Shares thereafter declines; or (c) the immediate sale of the Pledged Shares upon the occurrence of an Event of Default, even if the price of the Pledged Shares should thereafter increase.  Pledgor shall remain liable for any deficiency remaining due, after the sale of the Pledged Shares, on the Note.

14.  Payment of Costs, Attorneys’ Fees and Expenses.  To the extent not paid out of the proceeds of the sale of the Pledged Shares, Pledgor shall be responsible for and shall pay any and all reasonable costs, attorneys’ fees and other expenses of whatever kind incurred by Bankers’ in connection with (i) maintaining and enforcing the Loan Agreement, the Note and/or this Pledge Agreement; (ii) obtaining possession of the Pledged Shares; (iii) the protection and preservation of the Pledged Shares; (iv) the collection of the Note or any part thereof; and (v) any litigation involving the Pledged Shares, and/or any benefit accruing by virtue of the provisions hereof or the rights of Bankers’ hereunder.

15.  Advances by Bankers’.  Pledgor shall be responsible to reimburse Bankers’ for all reasonable advances made by Bankers’ in performing any actions on behalf of the Pledgor pursuant to this Pledge Agreement, including, without limitation, all amounts paid by Bankers’ (a) to discharge taxes, levies, liens and/or security interests against the Pledged Shares, and/or (b) in connection with the exercise by Bankers’ of its rights and remedies hereunder.   All such advances made by Bankers’ shall bear interest at the rate set forth in the Note as applicable to overdue principal and/or accrued interest on the Note, and all such advances and all interest thereon shall be secured by this Pledge Agreement with the same priority as the Note, to the fullest extent permitted by applicable law, and shall be due and payable in full to Bankers’ upon demand by Bankers’ at any time in its sole and absolute discretion.

16.  Irrevocable Attorney-in-Fact.  Pledgor hereby irrevocably appoints Bankers’ as such Pledgor’s attorney-in-fact (a) to do all acts and things which Bankers’ may deem necessary or appropriate in its sole and absolute discretion to perfect and to continue the perfected status of the security interest in the Pledged Shares created in favor of Bankers’ pursuant to this Pledge Agreement and to protect the Pledged Shares, and (b) to perform such other acts in connection with the Pledged Shares as Bankers’ determines in its reasonable discretion to be necessary or appropriate to effectuate the purposes of this Pledge Agreement.

17.  Return of Pledged Shares.  Bankers’ may, at any time, deliver the Pledged Shares, or any part thereof, to the Pledgor.  The receipt by the Pledgor of the Pledged Shares, or any part thereof shall be a complete and full discharge of Bankers’, and Bankers’ shall be discharged from any liability or responsibility with respect thereto.

Exhibit 10.3 (continued)

18.  Notice.

18.1           Any requirement of the Uniform Commercial Code of Kentucky of reasonable notice of the intended sale or other disposition of the Pledged Shares shall be met if such notice is given to the Pledgor at least thirty (30) business days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

18.2  All notices or communications under this Pledge Agreement shall be in writing and shall be personally delivered or sent by express courier service or by registered or certified United States mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as to which either party shall have given the other party written notice):

       If to Pledgee:           Premier Financial Bancorp, Inc.
                      Attention: Robert W. Walker
                      President/CEO
                      2883 5th Avenue
                      Huntington, West Virginia  25702

       If to Bankers':          The Bankers' Bank of Kentucky, Inc.
                      Attention: John Clark
                      Executive Vice President
                      P.O. Box 713
                      Frankfort, Kentucky  40602

All notices and other communications hereunder shall be deemed given upon the earliest of (a) actual delivery in person, (b) one (1) business day after having been delivered to an express courier service, or (c) two (2) business days after having been deposited in the United States mails, in accordance with the foregoing, as applicable.

19.  Further Assurances.  The Pledgor shall execute any such other documents or instruments, and take such other actions, as Bankers’ may request to more fully create and maintain, or to verify, ratify or perfect the security interest intended to be created in this Pledge Agreement.

20.  No Implied Waiver.  All options and rights of Bankers’ hereunder are continuing, and the failure of Bankers’ to exercise any such option or right of election in any instance shall not be construed as waiving the right to exercise such option or right at any subsequent time or be construed as waiving the right to exercise any other option or right hereunder, at law or at equity.  No exercise by Bankers’ of any of the options, rights or powers provided herein and no delay or omission in the exercise of such options, rights or powers provided herein shall be construed to exhaust the same or be construed as a waiver thereof, and each such option, right and power may be exercised at any time and from time to time.

Exhibit 10.3 (continued)

21.  Severability of Provisions.  If any term or provision of this Pledge Agreement is held to be invalid or unenforceable in any jurisdiction, the other terms and provisions hereof shall remain in full force and effect in such jurisdiction and the invalid or unenforceable provision shall remain in full force and effect in all other jurisdictions.

22.  Governing Law.  This Pledge Agreement and the respective rights, duties and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

23.  Successors and Assigns.  This Pledge Agreement shall bind the Pledgor and its heirs, personal representatives, successors and assigns and shall inure to the benefit of Bankers’ and its successors and assigns, including, without limitation, each subsequent holder of the Note.

24.  Captions.  The various section headings used in this Pledge Agreement are inserted for convenience of reference only and shall be ignored in construing the provisions hereof.

25.  Time of Essence.  Time shall be of the essence in the performance of all of the covenants, obligations and agreements under this Pledge Agreement.

26.  Entire Agreement.  This Pledge Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings with respect to the subject matter hereof.  No change, modification, addition or termination of this Pledge Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

IN WITNESS WHEREOF, the Pledgor and Bankers’ have executed this Pledge Agreement on the day, month and year first above written.

Premier Financial Bancorp, Inc.
(Pledgor)

By _/s/ Brien M. Chase___________
Brien M. Chase___________
Title:   _SVP & CFO_____________

The Bankers’ Bank of Kentucky, Inc.
(Bankers’)

By _/s/ Sara Hughes______________
Sara Hughes
Title:     Vice President